As filed with the Securities and Exchange Commission on September 24, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2695037 (I.R.S. Employer Identification No.)

100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
(631) 360-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

BRADLEY E. ROCK
Chairman, President and Chief Executive Officer
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
(631) 360-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kip A. Weissman, Esquire
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Primary Offering:
Debt Securities
Common Shares
Preferred Shares
Depositary Shares.
Warrants.
Units
Rights (4)
Total Primary Offering	$100,000,000		$$100,000,000	$5,580

Secondary Offering:
Common Shares (5)	$475,000	$13.23	$6,285,841.25	$351
Rights (4)	$475,000

TOTAL			$106,285,841.25	$5,931

(1) There are being registered hereunder an indeterminate number of securities as shall have an aggregate offering price not to exceed $100 million that may be issued by the registrant from time to time.  There are also being registered hereunder up to 475,000 of the registrant’s common shares that may be offered for resale from time to time by certain selling shareholders described under “Selling Shareholders.”  In addition, this registration statement shall cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.  With respect to the primary offering, pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.
(2) With respect to the primary offering, such indeterminate principal amount of debt securities, common shares, preferred shares, depositary shares, warrants to purchase debt securities, common shares, preferred shares or depositary shares, and units as may be sold by us from time to time at indeterminate prices and having an aggregate initial offering price not to exceed $100 million, or if any debt securities are issued at an original issue discount, then such principal amount of such debt securities as shall result in an aggregate initial public offering price of all securities issued in primary offerings pursuant to this registration statement of $100 million.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  There are also being registered hereunder an indeterminate number of common shares, preferred shares or debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(3) With respect to the primary offering, the proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the “Securities Act.”  With respect to the common shares that may be offered for resale by the selling shareholders, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) of the rules and regulations under the Securities Act, based on the average of the high and low prices reported for the common shares as reported by the NASDAQ Global Select Market on September 21, 2009.

(4) Each common share includes one share purchase right issued under the registrant’s shareholder protection rights agreement.  With respect to the primary offering, the registrant may issue such indeterminate number of rights as shall equal the number of common shares issued in the primary offering.  No separate consideration will be received by the registrant for share purchase rights issued.
(5)  The common shares offered by the selling shareholders may be issued to the selling shareholders upon the exercise of warrants issued to the selling shareholders in private placements as further described under “Selling Shareholders”.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2009

$100, 000,000
Debt Securities, Common Shares, Preferred Shares,
Depository Shares, Warrants and Units

Up to 475,000 Common Shares Offered by Selling Shareholders

We may offer and sell from time to time up to $100 million of unsecured senior or subordinated debt securities, which may consist of notes, debentures, or other evidences of indebtedness; common shares; preferred shares; depositary shares; warrants to purchase other securities; and units consisting of any combination of the above securities.  This prospectus provides you with a general description of the securities listed above.  Each time we offer securities in a primary offering pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with all applicable supplements, which together provide the specific terms of the securities we are offering.

The selling shareholders named in this prospectus may offer and sell, from time to time, an aggregate of up to 475,000 common shares under this prospectus and, if necessary, a prospectus supplement.  The prices at which the selling shareholders may sell the common shares will be determined by prevailing market prices or through privately-negotiated transactions, or as described in any applicable prospectus supplement. We will not receive any proceeds from the sale of common shares by the selling shareholders. See “Selling Shareholders” on page 34 of this prospectus.

You should read this prospectus and any applicable prospectus supplements as well as any documents incorporated by reference in this prospectus before you make your investment decision.

Our common shares are quoted on The NASDAQ Global Select Market under the symbol “SMTB.” The last reported sale price of our common shares on The NASDAQ Global Select Market on September 22, 2009 was $13.07 per share.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 7 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

            The securities described herein may be sold by us or the selling shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we or the selling shareholders expect to receive from a sale involving an underwriter will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission, the New York State Department of Banking, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.

The date of this prospectus is                         , 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
SUMMARY	4
RISK FACTORS	7
REGULATION AND SUPERVISION	7
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	14
USE OF PROCEEDS	14
SUMMARY CONSOLIDATED FINANCIAL DATA	15
DESCRIPTION OF SECURITIES	17
PRICE RANGE OF COMMON SHARES	34
SELLING SHAREHOLDERS	34
PLAN OF DISTRIBUTION	38
VALIDITY OF SECURITIES	40
EXPERTS	40

You should rely only on the information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

ABOUT THIS PROSPECTUS

Unless the context indicates otherwise, all references in this prospectus to “we,” “us” and “our” refer to Smithtown Bancorp, Inc. and its subsidiaries, including Bank of Smithtown, on a consolidated basis.  References in this prospectus to the “Bank” refer to Bank of Smithtown.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may offer from time to time up to $100 million of the securities being registered in one or more offerings, and the selling shareholders may offer from time to time up to 475,000 common shares.

If required, each time securities are offered under this prospectus, we will provide a prospectus supplement and, if necessary, a pricing supplement that will contain specific information about the terms of the offering and the securities offered. A supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement.  Please carefully read both this prospectus and all applicable prospectus supplements together with additional information set forth in our filings with the SEC that are incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period (for periodic reports) or Filing Date (for other reports)

Annual Report on Form 10-K and Forms 10-K/A	Year ended December 31, 2008

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009 Quarter ended June 30, 2009

Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)

January 7, 2009
January 26, 2009
January 29, 2009
February 10, 2009
February 25, 2009
March 10, 2009
April 3, 2009
April 14, 2009
April 30, 2009
May 13, 2009
May 15, 2009
May 19, 2009
May 20, 2009
May 27, 2009
June 1, 2009
July 1, 2009
July 29, 2009
July 29, 2009
July 30, 2009
August 26, 2009
September 1, 2009

The description of our common shares set forth in the registration statement on Form 8-A and any amendment or report filed with the SEC for the purpose of updating this description	March 14, 2008 August 24, 2004 February 5, 2004 January 22, 2004 April 26, 2002 January 26, 1998 October 8, 1997 March 22, 1985

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Smithtown Bancorp, Inc.
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
(631) 360-9300
Attn: Judith Barber

In addition, we maintain a corporate website, www.bankofsmithtownonline.com.  We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated into it by reference.  These forward-looking statements include: statements of goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which may change over time.  Forward-looking statements speak only as of the date they are made.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possible materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties: our ability to continue to increase and manage our commercial, residential and multi-family real estate loans and commercial and industrial loans; local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under applicable regulatory and accounting rules; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations, including changes in the interest rate yield curve; political instability; acts of war or terrorism; the level of future deposit premiums and assessments; possible impairments of securities held by us, including those issued by government entities and agencies; the impact of the current financial crisis on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to raise capital to fund our growth plans; the impact of the current governmental effort to restructure the U.S. financial and regulatory system; the impact of new consumer and borrower protection legislation; our ability to recruit new personnel and integrate such persons into our operations to support our growth plan; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; our ability to continue to rely on a limited number of senior executives, including our chief executive officer; changes in consumer spending, borrowings and savings habits;  changes in the financial performance and/or condition of our borrowers; acquisitions and integration of acquired businesses; our ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers, including the emergence of new loan and deposit competitors; the quality and composition of our investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; greater than expected costs or difficulties related to the opening and/or operation of new branch offices or the integration of new products and lines of business, or both; the impact of developments in the secondary market impacting our loan pricing; the impact of changes in the financial services industry on our local marketplace; our success in originating and managing loans ranging in size from $2 million to $20 million; and our success at managing the risk involved in the foregoing items.  For more information regarding some of these factors, see the “Risk Factors” section of this prospectus.  Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the SEC from time to time.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

SUMMARY

Our Company

General

We are a New York-chartered bank holding company with one direct wholly owned bank subsidiary, Bank of Smithtown, or the Bank, a New York-chartered commercial bank, and three other direct wholly owned subsidiaries, Smithtown Bancorp Capital Trust I, Smithtown Bancorp Capital Trust II and Smithtown Bancorp Capital Trust III, all of which were formed for the purpose of issuing trust preferred securities. Bank of Smithtown has four wholly owned subsidiaries, Bank of Smithtown Financial Services, Inc., Bank of Smithtown Insurance Agents and Brokers, Inc., BOS Preferred Funding Corporation and SBRE Realty Corporation.

The Bank engages in a complete range of commercial and consumer banking services, including demand, savings and time deposits accepted from consumers, businesses and municipalities located primarily within Suffolk and Nassau Counties, Long Island, and the five boroughs of New York City. These deposits, along with funds generated from operations and other borrowings, are invested primarily in (1) commercial, multi-family and residential mortgages, (2) construction and land loans, (3) secured and unsecured commercial loans, (4) secured and unsecured consumer loans, (5) Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities, (6) U.S. government entity and agency securities, (7) obligations of state and political subdivisions, (8) trust preferred securities and (9) Federal Home Loan Bank stock. The Bank also offers trust services, merchant credit and debit card processing, safe deposit boxes and online banking, including bill pay, telephone banking, automated teller machines and individual retirement accounts.

Through its financial services subsidiary, Bank of Smithtown Financial Services, Inc., the Bank offers tax-deferred annuities and mutual funds and accepts commission payments generated through a program called “Investors Marketplace.”  The Bank offers a full line of commercial and personal insurance products through Bank of Smithtown Insurance Agents and Brokers, Inc., a subsidiary of the Bank.  BOS Preferred Funding Corporation, or BOS, a real estate investment trust and subsidiary of the Bank, was formed as a vehicle for capital enhancement for the Bank and holds a substantial amount of the consumer and commercial real estate loans of the Bank.  SBRE was formed to hold other real estate owned property.

All of the business lines engaged in by the Bank and its subsidiaries are of a highly competitive nature.  The Bank faces competitive pressures from multi-national banks located within its market area, as well as other community banks and regional banks in the area.  These competitive pressures can affect the pricing of bank deposit and loan products, as well as the costs of providing bank services.  We compete with other commercial banks, savings banks, credit unions and financial service providers such as investment and insurance companies.

As of September 5, 2009, the Bank employed 274 full-time equivalent individuals on a full- and part-time basis, including the employees of its subsidiaries.

Market Area

The Bank attracts deposits through its branch network extending along the north shore of Long Island, including both Nassau and Suffolk Counties, principally from Port Washington to Wading River. All but one of the Bank’s current 24 branch offices are located within this region, as are the majority of the consumers and businesses that it serves. The Bank also has a branch located on Seventh Avenue in New York City.  As part of our plan to expand and fill in our geographical footprint, we have opened five new branches this year, and we are planning, subject to market conditions, to open approximately four additional branches by the end of this year.

The Bank’s primary lending market includes Long Island, the five boroughs of New York City and the greater metropolitan area.  Within the Bank’s lending market, the majority of businesses are considered small businesses, and lending tends to be concentrated within commercial and residential real estate, health services, technology, insurance and construction industries, as well as small professional businesses.  The Bank makes loans for office and retail properties, industrial properties, storage facilities, professional offices, golf courses and other recreational facilities, parking garages and other commercial uses. Loans are also made for land acquisition and/or for the construction of residential properties and commercial properties. The Bank also makes permanent mortgage loans for single-family and multi-family housing.

Bank of Smithtown Insurance Agents and Brokers, Inc., or the Agency, provides insurance and financial services to a wide range of consumer and business customers, who reside primarily on Long Island and in the metropolitan area, thus adding a synergy between the Bank and the Agency. Insurance products are also provided nationally by the Agency, but to a much lesser degree. Bank of Smithtown Financial Services, Inc. serves consumers located primarily within the Bank’s market area.

Regulation and Supervision

We are subject to extensive regulation under federal and state laws.  Federal and New York banking laws, regulations and policies extensively regulate Smithtown Bancorp and the Bank, including prescribing standards relating to capital, earnings, dividends, the repurchase or redemption of shares, loans or extensions of credit to affiliates and insiders, internal controls, information systems, internal audit systems, loan documentation, credit underwriting, asset growth, impaired assets and loan-to-value ratios.  The regulatory framework is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.  For a more detailed description of the significant elements of the laws and regulations applicable to us, see the section titled “Regulation and Supervision” in this prospectus.

Corporate Information

Our principal executive offices are located at 100 Motor Parkway, Suite 160, Hauppauge, NY 11788. Our telephone number is (631) 360-9300, and our website is www.bankofsmithtownonline.com. Except for documents specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information on our website is not incorporated herein by reference and is not part of this prospectus.

Our common shares are traded on The NASDAQ Global Select Market under the trading symbol “SMTB.”

The Securities That We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $100 million in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Shares

We may sell our common shares, $0.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Shares; Depositary Shares

We may sell preferred shares, $0.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a preferred share represented by each depositary share, whether we will list the preferred shares or depositary shares on a securities exchange and any other specific terms of the series of preferred shares.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase our debt securities, common shares, preferred shares or depositary shares.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

The Securities That the Selling Shareholders May Offer

The selling shareholders may use this prospectus to offer for resale, in one or more offerings, up to 475,000 of our common shares issuable to them upon the exercise of warrants that the selling shareholders received in private placements on June 29, 2009 and July 27, 2009.  At the time a particular offering of common shares is made, if required, a prospectus supplement will set forth the number of common shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.  The selling shareholders, as well as any agents acting on their behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of the common shares they may offer.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus or any applicable supplements, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

REGULATION AND SUPERVISION

We are subject to extensive regulation under federal and state laws. Federal and New York State banking laws, regulations and policies extensively regulate the Company and the Bank, including prescribing standards relating to capital, earnings, dividends, the repurchase or redemption of shares, loans or extension of credit to affiliates and insiders, internal controls, information systems, internal audit systems, loan documentation, credit underwriting, asset growth, impaired assets and loan-to-value ratios. The regulatory framework is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.

Set forth below is a summary description of the significant elements of the laws and regulations applicable to us. The description is qualified in its entirety by reference to the full text of the statutes, regulations and policies that are described. Also, such statutes, regulations and policies are continually under review by Congress and state legislatures and federal and state regulatory agencies. A change in statutes, regulations or regulatory policies applicable to us and our subsidiaries could have a material effect on our business.

Regulatory Agencies

We are a legal entity separate and distinct from the Bank and our other subsidiaries. As a bank holding company, we are regulated under the Bank Holding Company Act of 1956, as amended (“BHC Act”), and are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”). We are also under the jurisdiction of the Securities and Exchange Commission (“SEC”) and are subject to the disclosure and regulatory requirements of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”). We are listed on The NASDAQ Global Select Market under the trading symbol “SMTB” and are subject to the rules of the NASDAQ for listed companies.

The Bank is organized as a New York State chartered bank and is subject to extensive regulation and supervision by the New York State Banking Department (the “Banking Department”), as its chartering agency, and by the FDIC, as its insurer of deposits. The Bank must file reports with the Banking Department and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other depository institutions. Furthermore, the Bank is periodically examined by the Banking Department and the FDIC to assess compliance with various regulatory requirements, including safety and soundness considerations.

Our insurance subsidiary is subject to regulation by the New York State Insurance Department.

Bank Holding Company Activities

In general, the BHC Act limits the business of bank holding companies to banking, managing or controlling banks and other activities that the Federal Reserve Board has determined to be so closely related to banking as to be a proper incident thereto. The BHC Act generally limits acquisitions by bank holding companies that are not qualified as financial holding companies to commercial banks and companies engaged in activities that the Federal Reserve Board has determined to be so closely related to banking as to be a proper incident thereto.

The BHC Act, the New York Banking Law and other federal and state statutes regulate acquisitions of commercial banks. The BHC Act requires the prior approval of the Federal Reserve Board for the direct or indirect acquisition of more than 10.0% of the voting shares of a commercial bank or its parent holding company. In reviewing applications seeking approval of merger and acquisition transactions, the bank regulatory authorities will consider, among other things, the competitive effect and public benefits of the transactions, the capital position of the combined organization, the applicant’s performance record under the Community Reinvestment Act (see the section captioned “Community Reinvestment Act” included elsewhere in this item) and fair housing laws and the effectiveness of the subject organizations in combating money-laundering activities. The New York Banking Law (the “Banking Law”) similarly regulates a change in control affecting the Bank and generally requires prior approval of the New York State Banking Board before any action is taken that causes any company to acquire direct or indirect control of a banking institution that is organized in New York.

Dividends

As a bank holding company, our principal source of funds is dividends from our subsidiaries. These funds are used to service our trust preferred securities as well as to pay expenses and dividends on our common shares. Under the Banking Law, a New York State-chartered stock-form bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Superintendent of Banks is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits for the preceding two years less prior dividends paid. Federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice. Under the foregoing dividend restrictions, and without adversely affecting its “well capitalized” status, the Bank could pay us aggregate dividends of approximately $38.051 million, without obtaining affirmative governmental approvals, at June 30, 2009 . This amount is not necessarily indicative of amounts that may be paid or available to be paid in future periods.

In addition, we and the Bank are subject to other regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company or a bank, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.

Restriction on Transactions with the Bank of Smithtown

There are various restrictions on our ability to borrow from, and engage in certain other transactions with, the Bank. In general, these restrictions require that any extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of us or our non-bank subsidiaries, to 10% of the Bank’s capital stock and surplus, and, as to us and all such non-bank subsidiaries in the aggregate, to 20% of the Bank’s capital stock and surplus.

Federal law also provides that extensions of credit and other transactions between the Bank and us or one of our non-bank subsidiaries must be on terms and conditions, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions involving other non-affiliated companies or, in the absence of comparable transactions, on terms and conditions, including credit standards, that in good faith would be offered to, or would apply to, non-affiliated companies.

Source of Strength Doctrine

Federal Reserve Board policy requires bank holding companies to act as a source of financial and managerial strength to their subsidiary banks. Under this policy, we are expected to commit resources to support the Bank, including at times when we may not be in a financial position to provide such resources. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. The BHC Act provides that, in the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to priority of payment.

Capital Adequacy and Prompt Corrective Action

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Federal Reserve Board and the FDIC have substantially similar risk-based capital ratio and leverage ratio guidelines for banking organizations. The guidelines are intended to ensure that banking organizations have adequate capital given the risk levels of assets and off-balance-sheet financial instruments. Under the guidelines, banking organizations are required to maintain minimum ratios for Tier 1 capital and “total capital” (the sum of Tier 1, Tier 2 and Tier 3 capital described below) to risk-weighted assets (including certain off-balance-sheet items, such as letters of credit). For purposes of calculating the ratios, a banking organization’s assets and some of its specified off-balance-sheet commitments and obligations are assigned to various risk categories. A depository institution’s or holding company’s capital, in turn, is classified in one of three tiers, depending on type:

•
Core Capital (Tier 1).   Tier 1 capital includes common equity, retained earnings, qualifying non-cumulative perpetual preferred shares, a limited amount of qualifying cumulative perpetual stock at the holding company level, minority interests in equity accounts of consolidated subsidiaries, qualifying trust preferred securities, less goodwill, most intangible assets and certain other assets.

•
Supplementary Capital (Tier 2).   Tier 2 capital includes, among other things, perpetual preferred shares and trust preferred securities not meeting the Tier 1 definition, qualifying mandatory convertible debt securities, qualifying subordinated debt, and allowances for possible loan and lease losses, subject to limitations.

•	Market Risk Capital (Tier 3). Tier 3 capital includes qualifying unsecured subordinated debt.

We, like other bank holding companies, currently are required to maintain Tier 1 capital and total capital equal to at least 4.0% and 8.0%, respectively , of its total risk-weighted assets (including various off-balance-sheet items, such as letters of credit). The Bank, like other depository institutions, is required to maintain similar capital levels under capital adequacy guidelines. For an organization to be considered “well capitalized” under the regulatory framework for prompt corrective action, its Tier 1 and total capital ratios must be at least 6.0% and 10.0% on a risk-adjusted basis, respectively.

Bank holding companies and banks are also required to comply with minimum leverage ratio requirements. The leverage ratio is the ratio of a banking organization’s Tier 1 capital to its total adjusted quarterly average assets (as defined for regulatory purposes). For an organization to be considered “well capitalized” under the regulatory framework for prompt corrective action, its leverage ratio must be at least 5.0%.

The Federal Deposit Insurance Act, as amended (“FDIA”), requires among other things, the federal banking agencies to take “prompt corrective action” in respect of depository institutions that do not meet minimum capital requirements. The FDIA sets forth the following five capital tiers: “well capitalized ,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” A depository institution’s capital tier will depend upon how its capital levels compare with various relevant capital measures and certain other factors, as established by regulation. The relevant capital measures are the total capital ratio, the Tier 1 capital ratio and the leverage ratio.

Under the regulations adopted by the federal regulatory authorities, a bank will be: (1) “well capitalized” if the institution has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and is not subject to any order or written directive by any such regulatory authority to meet and maintain a specific capital level for any capital measure; (2) “adequately capitalized” if the institution has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater and is not “well capitalized”; (3) “undercapitalized” if the institution has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0% or a leverage ratio of less than 4.0%; (4) “significantly undercapitalized” if the institution has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio of less than 3.0%; and (5) “critically undercapitalized” if the institution’s tangible equity is equal to or less than 2.0% of average quarterly tangible assets. An institution may be downgraded to, or deemed to be in, a capital category that is lower than indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of June 30, 2009, the Bank, was “well capitalized” based on the ratios and guidelines described above. A bank’s capital category is determined solely for the purpose of applying prompt corrective action regulations, and the capital category may not constitute an accurate representation of the bank’s overall financial condition or prospects for other purposes.

The FDIA generally prohibits a depository institution from making any capital distributions (including payment of a dividend) or paying any management fee to its parent holding company if the depository institution would thereafter be “undercapitalized.” “Undercapitalized” institutions are subject to growth limitations and are required to submit a capital restoration plan. The agencies may not accept such a plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution’s capital. In addition, for a capital restoration plan to be acceptable, the depository institution’s parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (1) an amount equal to 5.0% of the depository institution’s total assets at the time it became undercapitalized and (2) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.”

“Significantly undercapitalized” depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become “adequately capitalized,” requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. “Critically undercapitalized” institutions are subject to the appointment of a receiver or conservator.

Deposit Insurance

Substantially all of the Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund (“DIF”) of the FDIC. The DIF is the successor to the Bank Insurance Fund and the Savings Association Insurance Fund, which were merged in 2006. Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s assessment rate depends upon the category to which it is assigned. For 2008, assessments ranged from five to forty-three basis points of assessable deposits. Due to losses incurred by the DIF in 2008 from failed institutions, and anticipated future losses, the FDIC, pursuant to a Restoration Plan to replenish the fund, adopted an across the board seven basis point increase in the assessment range for the first quarter of 2009. The FDIC has adopted further refinements to its risk-based assessment that are effective April 1, 2009 and effectively set the range at 7 to 77.5 basis points. The FDIC may adjust the assessment scale uniformly from one quarter to the next, except that no adjustment can deviate more than three basis points from the base scale without notice and comment rulemaking.

The FDIC has imposed on all insured institutions a special emergency assessment of five basis points of the Bank’s total assets minus Tier 1 capital as of June 30, 2009 in order to cover losses to the DIF.  The special assessment will be collected on September 30, 2009.  The FDIC may impose additional emergency assessments in the future.  The Company’s non-interest expense increased by approximately $1,076,000 during the second quarter of 2009 as a result of the special assessment.  Overall, deposit insurance costs through June 30, 2009 totaled $2,251,000 , compared to deposit insurance costs of $317,000 during the same period in 2008.

Due to the recent difficult economic conditions, deposit insurance per account owner has been raised to $250,000 for all types of accounts through December 31, 2013. In addition, the FDIC adopted an optional Temporary Liquidity Guarantee Program under which, for a fee, noninterest-bearing transaction accounts at participating institutions would receive unlimited insurance coverage until December 31, 2009, and certain senior unsecured debt issued by participating institutions and their holding companies would temporarily be guaranteed by the FDIC.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Depositor Preference

The FDIA provides that, in the event of the “liquidation or other resolution” of an insured depository institution, the claims of depositors of the institution, including the claims of the FDIC as subrogee of insured depositors, and certain claims for administrative expenses of the FDIC as a receiver, will have priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC,   will have priority in payment ahead of unsecured, non-deposit creditors, including the parent bank holding company, with respect to any extensions of credit they have made to such insured depository institution.

Community Reinvestment Act

The Community Reinvestment Act of 1977 (“CRA”) requires depository institutions to assist in meeting the credit needs of their market areas consistent with safe and sound banking practice. Under the CRA, each depository institution is required to help meet the credit needs of its market areas by, among other things, providing credit to low- and moderate-income individuals and communities. Depository institutions are periodically examined for compliance with the CRA and are assigned ratings. Banking regulators take into account CRA ratings when considering approval of a proposed transaction.

The Bank is also subject to the provisions of the Banking Law which impose continuing and affirmative obligations upon a banking institution organized in New York to serve the credit needs of its local community (the “NYCRA”). Such obligations are substantially similar to those imposed by the CRA. The NYCRA requires the Banking Department to make a periodic written assessment of an institution’s compliance with the NYCRA, utilizing a four-tiered rating system, and to make such assessment available to the public. The NYCRA also requires the Superintendent of Banks to consider the NYCRA rating when reviewing an application to engage in certain transactions, including mergers, asset purchases, and the establishment of branch offices or ATMs, and provides that such assessment may serve as a basis for the denial of any such application. As of June 30, 2009, the Bank’s CRA rating was “satisfactory.”

Financial Privacy

In accordance with the Gramm-Leach-Bliley Financial Modernization Act of 1999 (“GLB Act”), federal banking regulators adopted rules that limit the ability of banks and other financial institutions to disclose non-public information about consumers to non-affiliated third parties. These limitations require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to a non-affiliated third party. The privacy provisions of the GLB Act affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors.

Anti-Money Laundering and the USA Patriot Act

A major focus of governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 (the “USA Patriot Act”) substantially broadened the scope of United States anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the United States. The United States Treasury Department has issued and, in some cases, proposed a number of regulations that apply various requirements of the USA Patriot Act to financial institutions such as the Bank. These regulations impose obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing and to verify the identity of their customers. Certain of those regulations impose specific due diligence requirements on financial institutions that maintain correspondent or private banking relationships with non-U.S. financial institutions or persons. Failure of a financial institution to maintain and implement adequate programs to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution.

Office of Foreign Assets Control Regulation

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These are typically known as the “OFAC” rules based on their administration by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”). The OFAC-administered sanctions targeting countries take many different forms. Generally, however, they contain one or more of the following elements: (1) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on “U.S. persons” engaging in financial transactions relating to making investments in, or providing investment-related advice or assistance to, a sanctioned country; and (2) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (e.g., property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences.

Legislative Initiatives

From time to time, various legislative and regulatory initiatives are introduced in Congress and state legislatures, as well as by regulatory agencies. Such initiatives may include proposals to expand or contract the powers of bank holding companies and depository institutions or proposals to substantially change the financial institution regulatory system. Such legislation could change banking statutes and the operating environment of the Bank in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. We cannot predict whether any such legislation will be enacted, and, if enacted, the effect that it, or any implementing regulations, would have on our financial condition or results of operations. A change in statutes, regulations or regulatory policies applicable to us or any of our subsidiaries could have a material effect on our business.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
PREFERRED SHARE DIVIDENDS

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Six Months Ended June 30,	Years Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratios of Earnings to Fixed Charges:
Including deposit interest	1.41	1.59	1.58	1.72	2.04	2.52
Excluding deposit interest	2.78	3.44	7.83	6.05	5.97	8.17

For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings and one third of rent expense which approximates the interest component. Where indicated, fixed charges also include interest on deposits.  We currently have no preferred shares outstanding and have not paid any preferred share dividends during the periods presented.  A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities by us for general corporate purposes, which may include, among other things, providing additional capital to the Bank to support our ongoing operations and asset growth. We will not receive any of the proceeds from sales of common shares by the selling shareholders. All proceeds from the sale of common by the selling shareholders will be for the account of selling shareholders. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

The common shares that may be offered by the selling shareholders under this prospectus are issuable upon exercise of warrants to purchase common stock. Upon any cash exercise of the warrants, the selling shareholders will pay us the exercise price of the warrants.  Under certain circumstances, the holders of our warrants may exercise their warrants on a cashless basis. The exercise price of the warrants is $11.50 per share. We will use any cash we receive upon the exercise of the warrants for general corporate purposes as described above.

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data presented below as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our audited consolidated financial statements. The summary consolidated financial data presented below as of and for the periods ended June 30, 2009 and June 30, 2008, are derived from our unaudited consolidated financial statements and consist of all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation thereof. Interim results are not indicative of year-end results. The following summary consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC and incorporated herein by reference.  Due to the Company’s adoption of FSP EITF 03-6-1 basic and diluted earnings per common share have been adjusted for the period ending June 30, 2008 and the years 2008 and 2007.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in Thousands, Except Per Share Data)
Operating Results
Interest income	$55,876	$41,798	$91,919	$78,656	$67,781	$48,623	$36,530
Interest expense	26,107	18,679	40,779	37,576	29,564	16,652	10,347
Net interest income	29,769	23,119	51,140	41,080	38,217	31,971	26,183
Provision for loan losses	3,000	1,500	3,200	1,300	1,500	1,200	196
Net interest income after provision for loan losses	26,769	21,619	47,940	39,780	36,717	30,771	25,987
Other income	4,722	4,579	8,479	9,223	9,357	8,190	5,417
Operating expenses	20,603	14,769	31,950	26,954	24,413	21,140	15,418
Provision for Income Taxes	3,859	3,909	8,746	7,774	7,694	6,755	5,975
Net income	7,029	7,526	15,723	14,275	13,967	11,066	10,011

Per Common Share(1)
Basic earnings	0.56	0.77	1.52	1.46	1.43	1.13	1.02
Diluted earnings	0.56	0.77	1.52	1.46	1.43	1.13	1.02
Cash dividends declared	0.08	0.08	0.16	0.16	0.16	0.16	0.13

Financial Position
Total assets	2,342,115	1,523,021	1,865,390	1,121,149	1,048,224	878,282	677,003
Average assets	2,138,604	1,313,567	1,501,275	1,080,272	965,511	786,216	634,811
Total loans, net of allowance for loan losses	1.956,418	1,344,198	1,677,397	975,668	842,207	692,457	565,181
Total deposits	1,783,339	1,112,717	1,366,937	990,801	892,317	696,925	514,314
Total shareholders’ equity	$153,386	$85,739	$119,618	$80,102	$66,807	$55,850	$46,943

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2009	2008	2008		2007	2006	2005	2004

Other Data(2)
Return on average assets	0.66%	1.15%	1.05%		1.32%	1.45%	1.41%	1.58%
Return on average shareholders’ equity	10.78%	18.17%	16.73%		19.40%	22.63%	21.48%	23.37%
Net interest margin	2.92%	3.76%	3.62%		4.10%	4.24%	4.39%	4.47%
Operating efficiency ratio	60.22%	53.46%	53.03%		53.83%	51.82%	52.83%	48.89%
Dividend payout ratio	15.19%	10.43%	10.50%		10.74%	10.18%	12.85%	11.86%
Average total loans to average total deposits ratio	111.75%	113.34%	120.31%		96.32%	94.90%	93.74%	98.78%
Weighted average number of common shares outstanding(1)	12,463,492	9,788,837	10,296,665		9,769,833	9,754,186	9,767,262	9,793,097

Asset Quality Ratios
Non-performing loans to total loans	1.50%	0.21%	0.31%		0.07%	–%	0.01%	–%
Non-performing assets to total assets	1.56%	0.64%	0.66%		0.68%	0.67%	0.01%	–%
Net (charge-offs) recoveries to average loans	.01%	–%	(0.01	) %	(0.01)%	(0.05)%	(0.02)%	–%
Allowance for loan losses to non-accrual loans	151.84%	3,114.70%	609.98%		2,426%	58,758%	12,689%	NM
Allowance for loan losses to total loans	0.72%	0.72%	0.67%		0.84%	0.83%	0.85%	0.86%

Capital Ratios
Equity to assets ratio	6.55%	5.63%	6.41%		7.14%	6.37%	6.36%	6.93%
Leverage ratio	8.49%	7.71%	8.66%		8.45%	7.94%	7.70%	9.00%
Tier 1 risk-based capital ratio	10.60%	8.67%	9.96%		9.78%	9.76%	9.38%	10.41%
Total risk-based capital ratio	11.64%	10.36%	10.72%		10.67%	10.62%	10.31%	11.39%

Other Data
Number of branch offices	21	17	19		15	14	13	11
Number of employees	270	225	243		198	188	179	168

(1)	Retroactive recognition has been given for stock dividends and splits.

(2)	Ratios for the six months ended June 30, 2009 and 2008 have been annualized for reporting purposes.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the debt securities, common shares, preferred shares, depositary shares, warrants, purchase contracts, capital securities and related guarantees, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security.  However, this prospectus and the appropriate prospectus supplement and pricing supplement, if applicable, will contain the material terms and conditions for each security.  You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement.  Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities may be issued under an indenture, referred to as the “senior indenture”, to be entered into between us and a trustee.  Subordinated debt securities may be issued under a separate indenture, referred to in this Section as the “subordinated indenture”, to be entered into between us and the same or a different trustee.  The senior indenture and the subordinated indenture are referred to in this section as the “indentures.”  The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.”  The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures.  We have not restated these indentures in their entirety in this description. We have filed a form of senior indenture and a form of subordinated indenture, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable form of indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below under “Provisions in Both Indentures – Events of Default and Remedies”);

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities (Section 301).

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally or as disclosed in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture.)

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•
not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•
subject to certain exceptions, failure to perform any other covenant in the indenture, other than a default relating to a performance that has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities,” for the procedures for transfer of interests in securities held in global form.

Description of Common Shares

Authorized Capital Stock

We are authorized to issue 36,000,000 shares of capital stock. Of that amount, we are authorized to issue 35,000,000 common shares, par value $0.01 per share, and 1,000,000 preferred shares, par value $0.01 per share.

Voting

Holders of our common shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Other questions properly brought before a shareholders’ meeting generally will be determined by a majority vote of the shares issued and outstanding.

Dividends

Holders of our common shares are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferences to which holders of preferred shares that we may issue in the future are entitled. Under applicable banking law, the Bank may only pay dividends out of its net profits, and the total of all dividends declared in any calendar year by the Bank may not, without applicable regulatory approvals, exceed the aggregate of the Bank’s net income and retained net income for the current year and the preceding two years. If, in the opinion of the federal bank regulatory agency, a depository institution under federal bank regulatory jurisdiction is deemed to be engaged in or about to engage in an unsafe or unsound practice (which could include the payment of dividends), it may be required to cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. Compliance with these standards could limit the amount of dividends that we and/or the Bank may pay in the future. For more information, see “ Regulation and Supervision—Dividends ” in this prospectus.

Preemptive Rights

Holders of our common shares will not be entitled to preemptive rights with respect to additional common shares or other capital stock that we may issue. The outstanding shares of our common shares are, and the common shares offered hereby will be, when issued and paid for, validly issued, fully paid and nonassessable.

Liquidation Preference

Upon our dissolution and after paying or adequately providing for payment of our liabilities, we may, pursuant to Section 1005 of the New York Business Corporation Law (the “BCL”), distribute our remaining assets to our shareholders according to our shareholders’ respective rights, subject to any preferences to which holders of preferred shares that we may issue in the future are entitled.

Authorized but Unissued Shares

Our authorized but unissued common shares are available for general corporate purposes, including, but not limited to, possible issuance as share dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, public or private offerings or to fund any employee stock ownership or option plans. Shareholder approval for the issuance of authorized but unissued shares is not required by the BCL or our certificate of incorporation or bylaws, but may be required under applicable law and regulations of any securities exchange on which our common shares are listed.

Anti-Takeover Provisions

Our board of directors may, if it deems advisable, oppose a tender or other offer for our securities and is authorized to consider any pertinent issues in making such decision.

Our certificate of incorporation provides that our board of directors is divided into three classes and the directors’ terms are staggered such that one-third of our directors are elected each year. The classification of the board has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the members of the board of directors.

Furthermore, our certificate of incorporation also provides that any business combination that would result in the disposition of all or substantially all of our assets requires the affirmative vote of 80% of our outstanding common shares in the case of a business combination involving a person that is the beneficial owner of at least 5% of our common shares, unless (1) our board of directors approved a memorandum of understanding with such person with respect to such business combination before such person became a 5% beneficial owner or (2) our board of directors unanimously approves such business combination.

The foregoing provisions may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the outstanding capital stock entitled to vote.

Statutory Restrictions

The BCL restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock (“interested shareholder”) for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation’s board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation’s board of directors or by a majority of the outstanding voting stock not beneficially owned by the interested shareholder or certain “fair price” conditions have been met.

The provisions of Section 912 of the BCL apply if and for so long as a New York corporation has a class of securities registered under Section 12 of the Exchange Act. We have not elected to opt out of these provisions of the BCL.

Existence of the above provisions could result in Smithtown Bancorp being less attractive to a potential acquirer, or result in our shareholders receiving less for their common shares than they otherwise might receive if there is a takeover attempt.

Rights Plan

Under our Shareholder Protection Rights Agreement, between us and Mellon Investor Services LLC, as rights agent, each outstanding common share has a right attached to it. This right remains attached unless a separation time occurs. At separation time, common shareholders will receive separate certificates for these rights. Each right entitles its owner to purchase at separation time one one-hundredth of a participating preferred share. Such participating preferred share would have economic and voting terms similar to those of one common share. Separation time would generally occur at the earlier of the following two dates:

•	the tenth business day after any person or group commences a tender or exchange offer that, if completed, would entitle that person to 20% or more of the outstanding common shares; or

•	the tenth business day after we publicly announce that a person or group has acquired beneficial ownership of 20% or more of our outstanding common shares.

These rights will not trade separately from the common shares until the separation time occurs. The rights will expire at the earliest of:

•	the date on which our board of directors elects to exchange all the rights (except those owned by the acquiring person or group) for common shares upon certain conditions;

•	the date on which the rights are redeemed;

•	the close of business on October 6, 2017; or

•	immediately prior to the effective time of certain mergers in which we survive pursuant to an agreement entered into before the separation time occurs.

Once we publicly announce that a person has acquired 20% of our outstanding common shares, we can allow for rights holders to buy our common shares for half of their market value. For example, we would sell to each rights holder common shares worth $194 for $97 in cash. At the same time, any rights held by the 20% owner or any of its affiliates, associates or transferees will be void. In addition, after the separation time but prior to the time the acquiring person becomes the beneficial owner of more than 50% of the outstanding common shares, our board of directors may elect to exchange all of the then outstanding rights (other than those owned by the acquiring person or group) for common shares at an exchange ratio of one common share for one right. Upon election of this exchange, a right will no longer be exercisable and will only represent a right to receive one common share. Furthermore, if we are acquired in a merger or other business combination after a person has become a 20% owner, the rights held by other shareholders would become exercisable to purchase the acquiring company’s common shares for half of their market value.

We may redeem the rights at a price of $0.01 per right by payments to holders before their exercise date. The rights have no voting rights and are not entitled to dividends.

The rights will not prevent a takeover of Smithtown Bancorp. The rights, however, may cause substantial dilution to a person or group that acquires 20% or more of our common shares unless our board first redeems the rights. Nevertheless, the rights should not interfere with a transaction that is in our and our shareholders’ best interests because the rights can be terminated by the board before that transaction is completed.

The complete terms of the rights are contained in the Shareholder Protection Rights Agreement. This agreement and its amendments are exhibits to the registration statement of which this prospectus forms a part.

Description of Preferred Shares

The following summary contains a description of the general terms of the preferred shares that we may issue. The specific terms of any series of preferred shares will be described in the prospectus supplement relating to that series of preferred shares. The terms of any series of preferred shares may differ from the terms described below. Certain provisions of the preferred shares described below and in any prospectus supplement are not complete. You should refer to the amendment to our certificate of incorporation or the certificate of amendment pursuant to applicable New York State law with respect to the establishment of a series of preferred shares which will be filed with the SEC in connection with the offering of such series of preferred shares.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 1,000,000 preferred shares, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred shares with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common shares and may assist management in impeding any unfriendly takeover or attempted change in control. None of our preferred shares are currently outstanding.

The preferred shares have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

•	the distinctive serial designation of such series which shall distinguish it from other series;

•
the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or by resolutions providing for the issue of such series;

•
the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

•
whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•	the amount or amounts which shall be payable out of our assets to the holders of the shares of such series upon our voluntary or involuntary liquidation, dissolution or winding up;

•
the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at our option or at the option of the holder or holders thereof or upon the happening of a specified event or events;

•
our obligation, if any, to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
whether or not the shares of such series shall be convertible or exchangeable, at any time or at the option of the holder or holders thereof or at our option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates applicable thereto; and

•	the voting rights, if any, of the holders of the shares of such series.

The preferred shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred shares will rank equally as to dividends and liquidation rights in all respects with each other series of preferred shares. The rights of holders of each series of preferred shares will be subordinate to those of our general creditors.

We may, at our option, with respect to any series of the preferred shares, elect to offer fractional interests in preferred shares, which we call depositary shares.  See “Description of Depositary Shares,” below.

Rank

Any series of the preferred shares will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•
senior to all classes of common shares and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred shares (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred shares (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred shares.

Dividends

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred shares may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred shares may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred shares, then the holders of such noncumulative preferred shares will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred shares will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred shares. If full dividends are not paid, the preferred shares will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred shares.

Our ability to pay dividends on our preferred shares is limited by the New York State Business Corporation Law.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred shares will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred shares, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred shares is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred shares of any series and any other parity securities are not paid in full, the holders of the preferred shares of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred shares and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights and the rights our creditors and of our stockholders, including the holders of the preferred shares offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred shares may be redeemable, in whole or in part, at our option.  In addition, a series of preferred shares may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred shares, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred shares, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on preferred shares called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred shares, if any dividends on any other series of preferred shares ranking equally as to payment of dividends and liquidation rights with such series of preferred shares are in arrears, no shares of any such series of preferred shares may be redeemed, whether by mandatory or optional redemption, unless all preferred shares are redeemed, and we will not purchase any shares of such series of preferred shares. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred shares will have no voting rights except as otherwise required by law or in our certificate of organization.

Exchangeability

The terms on which preferred shares of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, each series of preferred shares may be deposited with, or on behalf of, DTC or any successor depositary and represented by one or more global securities registered in the name of Cede & Co., as nominee of DTC.  The interests of beneficial owners in the global securities will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities” for the procedures for transfer of interests in securities held in global form.

Description of Depositary Shares

General

We may, at our option, elect to offer fractional preferred shares, which we call depositary shares, rather than full preferred shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a preferred share of a particular series.

Any series of preferred shares represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preferred share represented by the depositary share, to all the rights and preferences of the preferred shares represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preferred shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional preferred shares upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to those preferred shares. The record date for the depositary receipts relating to the preferred shares will be the same date as the record date for the preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preferred shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred shares, depositary shares or common shares. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares, depositary shares or common shares, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any debt securities, preferred shares, depositary shares or common shares purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred shares, depositary shares or common shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any related debt securities, preferred shares, depositary shares or common shares will be separately transferable;

•
the principal amount of debt securities, the number of preferred shares, the number of depositary shares or the number of common shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

On June 29, 2009, and July 29, 2009, we issued warrants to purchase 475,000 of our common shares in private placements in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.  These warrants have an exercise price of $11.50, may not be exercised until June 29, 2010, and expire on June 29, 2016.  The exercise price of the warrants, and the number of shares issuable upon exercise of the warrants, is subject to adjustment in the event of payment of a stock dividend with respect to, or a distribution of, our common shares, a combination or reclassification of our common shares, or a consolidation or merger.

As part of the private placements, the warrant holders received certain registration rights.  The common shares that the warrant holders may receive upon exercise of the warrants are being registered for resale by the registration statement of which this prospectus is a part.  See “Selling Shareholders.”

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Global Securities

Unless otherwise indicated in the applicable prospectus supplement, securities other than common shares will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee.  Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement.  Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates.  DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations.  DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC.  DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants.  Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders.  Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee.  Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants.  DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, trust agreement, guarantee or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•
we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement, warrant agreement, guarantee or other security that the global security will be exchangeable for definitive securities in registered form; or

•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to such debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities.  Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture trust agreement and/or warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities.  If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint.  Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.  None of us, the Trust, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PRICE RANGE OF COMMON SHARES

Our common shares are traded on the NASDAQ Global Select Market under the symbol “SMTB.” The following chart shows the high and low prices for transactions in our common shares on NASDAQ during the periods indicated. All per share data have been adjusted to reflect the 10% stock dividend in April 2007.

	High	Low	Cash Dividends per Share
Year Ended December 31, 2007
First Quarter	$26.00	$22.69	$0.04
Second Quarter	26.04	21.30	0.04
Third Quarter	25.33	22.00	0.04
Fourth Quarter	23.75	19.51	0.04
Year Ended December 31, 2008
First Quarter	$23.02	$18.70	$0.04
Second Quarter	22.66	16.25	0.04
Third Quarter	24.50	15.50	0.04
Fourth Quarter	21.25	12.95	0.04
Year Ending December 31, 2009
First Quarter	$16.53	$9.12	$0.04
Second Quarter	15.35	10.30	0.04
Third Quarter (through September 22, 2009)	14.23	10.29	0.04

The last reported closing price for our common shares on September 22, 2009 was $13.07 per share.  We had approximately 678 holders of record of our common shares at September 22, 2009.

SELLING SHAREHOLDERS

The common shares that may be sold by the selling shareholders under this prospectus, referred to in this section as the “Shareholder Shares”, are common shares that may be issued upon the exercise of warrants, referred to in this section as the “Warrants”, previously issued to the selling shareholders in the private placements that occurred on June 29, 2009 and July 27, 2009.  The Warrants were issued to the selling shareholders in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.  Sandler O’Neill & Partners, L.P. acted as our placement agent in these transactions.  The Warrants have an exercise price of $11.50 and may not be exercised until June 29, 2010, and expire on June 29, 2016.  As part of the private placements, the selling shareholders received certain registration rights.  We are registering the Shareholder Shares in order to permit the selling shareholders to offer the Shareholder Shares for resale from time to time. All of the Shareholder Shares are being offered by the selling shareholders for their own accounts.

Except as noted in the footnotes below, none of the selling shareholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our common shares, the Warrants or our other securities.  We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the Warrants or the Shareholder Shares underlying them other than the subscription agreements pursuant to which the selling shareholders purchased their Warrants from us.

We have been informed by Sienna Capital Partners, one of the selling shareholders, that it is affiliated with Monroe Securities, a licensed broker-dealer, through common ownership.

The selling shareholders may sell some, all or none of their Shareholder Shares offered by this prospectus. We do not know how long the selling shareholders will hold their Shareholder Shares before selling them.  The Shareholder Shares offered by this prospectus may be offered from time to time by the selling shareholders, although the Warrants, prior to being exercised, cannot be offered pursuant to this prospectus.  For purposes of the table below, we have assumed that, after completion of the offering, the only Warrants or common shares of ours that will continue to be held by the selling shareholders are the common shares other than Shareholder Shares held as of the date for the information provided in the table.  The actual number of Shareholder Shares, if any, to be offered by each selling shareholder and the number of common shares and the percentage of common shares to be beneficially owned by such selling shareholder following such offering will be disclosed in an applicable prospectus supplement as required.

The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (Securities Act), some or all of their shares of common stock since the date on which the information in the table below is presented.  Information about the selling shareholders may change over time.

The following information about the selling shareholders has been provided to the Company by the respective selling shareholders.

Name and Address of Selling Shareholder	Date Information Provided by Selling Shareholder	Shares Beneficially Owned Prior to the Offering (1)	Shareholder Shares Registered for Sale Hereby	Number of Warrants Held by Selling Shareholder	Common Shares Owned After Sale of Shareholder Shares Registered Hereby (2)
		#	#	#	#	% (3)

Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 4838 Jenkins Avenue North Charleston, SC 29405	9/14/09	—	50,000	50,000	—	—%

Consector Partners, LP 801 W. 47th Street Suite 201 Kansas City, Missouri 64112	9/11/09	52,500	25,000	25,000	52,500	0.35%

Danversbank One Conant Street Danvers, Massachusetts 01923	9/18/09	—	250,000	250,000	—	—%

Heartland Bank 212 S. Central Avenue St. Louis, Missouri 63105	9/22/09	10,000(4)	50,000	50,000	10,000(4)	0.07%

NBRS Financial Bank 6 Pearl Street Rising Sun, MD 21911	9/21/09	—	75,000	75,000	—	—%

Siena Capital Partners I, LP 100 N. Riverside Plaza Suite 1630 Chicago, Illinois 60606	9/11/09	—	25,000	25,000	—	—%

(footnotes on next page)

(1)  Does not include the Warrants held by the selling shareholders because the Warrants may not be exercised until June 29, 2010.  The number of common shares beneficially owned and reported on the basis of regulations of the SEC governing determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person the number of common shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the accompanying footnotes, each selling shareholder named in the table has sole voting and investment power with respect to the common shares set forth opposite such shareholder’s name.
(2)  Assumes that all of the Warrants currently owned by such selling shareholder are exercised, all of the Shareholder Shares registered hereunder are sold, and that such selling shareholder does not acquire or dispose of  any additional common shares before the completion of the offering by the selling shareholders.  Note that the Warrants may not be exercised until June 29, 2010.
(3)  The percentage ownership for each selling shareholder is based on 14,858,522 common shares outstanding as of September 22, 2009 and assumes the sale of common shares only by such selling shareholder. Any sale by us (rather than the selling shareholders) of common shares would result in a decrease in the ownership percentage for each selling shareholder.
(4)  The 10,000 shares of common stock indicated are held by Heartland Bank’s holding company, Love Savings Holding Company.

PLAN OF DISTRIBUTION

Either we or the selling shareholders (or any of the selling shareholders’ permitted pledges, assignees and successors-in-interest) may sell the securities being offered hereby, referred to in this section as the “Securities”, through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•
the purchase price of the Securities from us or the selling shareholders and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling shareholders from the sale of the Securities offered by them;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The selling shareholders also may resell all or a portion of the Securities offered by them in open market transactions in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus.

Sales Through Underwriters or Dealers

If we or the selling shareholders use underwriters in the sale of Securities, the underwriters will acquire the Securities for their own account. The underwriters may resell the Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer Securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or the selling shareholders inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to conditions, and the underwriters will be obligated to purchase all the Securities if they purchase any Securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional discounts or commissions, in each case, as may be set forth in the applicable prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the Securities in the open market. These transactions may include short sales, over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered Securities sold for their account may be reclaimed by the syndicate if such offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered Securities, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue such activities if commenced.

If we or the selling shareholders use dealers in the sale of Securities, we or the selling shareholders will sell the Securities to them as principals. They may then resell the Securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the Securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such Securities. We or the selling shareholders will include in any prospectus supplement the names of the dealers and the terms of the transactions.

Direct Sales and Sales Through Agents

We or the selling shareholders may sell the Securities directly. In that event, underwriters or agents may not be involved. We and the selling shareholders may also sell the Securities through agents that we or the selling shareholders designate from time to time. Such sales may be made at prevailing market prices, prices reduced to market prices, fixed prices or negotiated prices.  In a prospectus supplement, we or the selling shareholders will name any agent involved in the offer or sale of the Securities, and we or the selling shareholders will describe any commissions payable by us or the selling shareholders, respectively, to the agent. Unless we or the selling shareholders inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the Securities. We or the selling shareholders will describe the terms of any such sales in the prospectus supplement.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act.  Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either;

•
on or through the facilities of the NASDAQ Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Global Select Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

In addition, some or all of the Securities may be sold through:

•	block trades with third parties;

•
purchases by a dealer, as principal, who may then resell those Securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the bloc, as principal, or order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Delayed Delivery Contracts

If we or the selling shareholders so indicate in the prospectus supplement, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Securities from us or the selling shareholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

In connection with sales of the Securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The selling shareholders may also sell shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC and after the date that the selling security holders can exercise the warrants that they hold for common shares, the selling shareholders may deliver the Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge the Securities to broker-dealers that in turn may sell such Securities, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

General Information

We or the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or the selling shareholders or perform services for us or the selling shareholders in the ordinary course of their businesses.

We will bear all costs, expenses and fees associated with the registration of the Securities. The selling shareholders will bear the fees and expenses of their own counsel and all commissions, brokerage fees and discounts, if any, associated with the sale of Securities owned by them.

Underwriters, dealers, agents and their affiliates who participate in the securities distribution may engage in transactions with or perform services for us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities being offered pursuant to this prospectus will be passed upon for us by Luse Gorman Pomerenk & Schick, P.C.

EXPERTS

Our consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, included in our 2008 Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Crowe Horwath LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below are estimates of the fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.   All fees and expenses for registering the securities covered by this registration statement will be paid by the Company.

Securities and Exchange Commission registration fee	$5,931
Listing fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Blue sky expenses	*
Printing fees	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$5,931

*	These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law authorizes indemnification of directors and officers under certain circumstances. Our bylaws provide for the following indemnification of directors and officers: Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, shall be indemnified by the corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted under Article 7 of the New York Business Corporation Law. The Board of Directors may also, in its discretion, cause the corporation to maintain insurance for the indemnification of directors and officers as permitted under Section 726 of the New York Business Corporation Law. We have purchased an officers and directors liability insurance policy which provides for insurance of our directors and officers against certain liabilities they may incur in their capacities as such.

Item 16.  Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

1.1	Form of Underwriting Agreement of equity securities*

1.2	Form of Underwriting Agreement of debt securities*

4.1	Form of Indenture for Senior Debt Securities (including form of Note)

4.2	Form of Indenture for Subordinated Debt Securities (including form of Note)

4.3
Specimen Certificate for Smithtown Bancorp, Inc.’s common shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153897) filed on October 7, 2008).

4.4	Form of Preferred shares Certificate*

4.5	Form of Deposit Agreement for Depository Shares (including Form of Depositary Share Certificate)*

4.6	Form of Warrant Agreement (including Form of Warrant Certificate)*

4.7	Form of Unit Agreement*

4.8.1
Shareholder Protection Rights Agreement between the Registrant and Mellon Investor Services LLC, dated as of September 23, 1997 (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 8, 1997)

4.8.2
Amendment to Shareholder Protection Rights Agreement between the Registrant and Mellon Investor Services LLC, dated as of February 6, 2008 (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on March 14, 2008)

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Indenture for Senior Debt Securities**

25.2	Form T-1 Statement for Eligibility under the trust Indenture Act of 1934 of the trustee under the Indenture for Subordinated Debt Securities**

*	To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.
**	To be filed on a delayed basis under electronic form type 305(b)(2)

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)  For the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)  That for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)  That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Smithtown Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on September 23, 2009.

SMITHTOWN BANCORP, INC.

By:	/s/ Bradley E. Rock
Bradley E. Rock
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley E. Rock, Anita M. Florek and Christopher Becker, and each of them severally, as his or her true and lawful attorneys-in-fact, and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments (including pre-effective and post-effective amendments) thereto, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bradley E. Rock Bradley E. Rock	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 23, 2009

/s/ Anita M. Florek Anita M. Florek	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2009

Director
George H. Duncan

/s/ Patrick A. Given	Director	September 22, 2009
Patrick A. Given

/s/ Manny Schwartz	Director	September 22, 2009
Manny Schwartz

/s/ Barry M. Seigerman	Director	September 22, 2009
Barry M. Seigerman

/s/ Robert W. Scherdel	Director	September 22, 2009
Robert W. Scherdel

/s/ Patricia C. Delaney	Director	September 22, 2009
Patricia C. Delaney

Director
Joseph M. Winters

/s/ Hyukmun Kwon	Director	September 22, 2009
Hyukmun Kwon

EXHIBIT INDEX

4.1	Form of Indenture for Senior Debt Securities (including form of Note)

4.2	Form of Indenture for Subordinated Debt Securities (including form of Note)

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)